               SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                            FORM S-8

                 REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933



                 CREDO PETROLEUM CORPORATION
     (Exact name of registrant as specified in its charter)

           Colorado                          84-0772991
   (State of incorporation)        (IRS Employer Identification)

   1801 Broadway, Suite 900                     80202
       Denver, Colorado                      (Zip Code)
(Address of Principal Executive Offices)


       CREDO PETROLEUM CORPORATION 1997 STOCK OPTION PLAN
                     (Full Title of the Plan)


                      Mr. James T. Huffman
              President and Chief Executive Officer
                   CREDO PETROLEUM CORPORATION
                    1801 Broadway, Suite 900
                     Denver, Colorado 80202
                         (303) 297-2200
    (Name, address and telephone number of agent for service)


                           Copies to:

                       Lester R. Woodward
                    Davis Graham & Stubbs LLP
                   1550 17th Street, Suite 500
                     Denver, Colorado 80202

                     CALCULATION OF REGISTRATION FEE

                               Proposed    Proposed
   Title of                     Maximum     Maximum
  Securities        Amount     Offering    Aggregate       Amount of
     to be           to be       Price      Offering      Registration
  Registered      Registered   Per Share     Price            Fee
---------------   ----------   ---------   ---------      -----------
Common Stock,
  $.10 par value

  Shares subject
  to options
  granted          361,667     $ 2.12 (2)  $  766,734     $   202.42

  Shares to be
  issued  under
  the Plan          55,000     $ 6.81 (3)     374,550          98.88
                  --------                 ----------     ----------

Total              416,667 (1)             $1,141,284     $   301.30
                  ========                 ==========     ==========

For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration
Statement has been broken down into two subtotals.

(1) Represents the maximum number of shares of Common Stock of the Registrant which could be purchased upon exercise of all stock options now outstanding or which may hereafter be granted under the Stock Option Plan.

(2)  Computed in accordance with Rule 457(h) under the Securities
Act of 1933, as amended. Such computation is based on the weighted average exercise prices of options to acquire 361,667 shares of Common Stock that have been granted under the Plan as of the date hereof.

(3) Computed in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended. The estimated exercise price of $6.81 per share was computed by averaging the bid and asked prices reported by the Nasdaq SmallCap Market on October 4, 2000 with respect to 55,000 shares of Common Stock as to which options or rights to purchase have not been granted as of the date of filing this Registration Statement.

                            PART  II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by the Company with the Securities and Exchange Commission (the Commission'), are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999, filed with the Commission on January 31, 2000.

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2000, filed with the Commission on March 15, 2000.

         (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 2000, filed with the Commission on June 14, 2000.

         (d) The Company's Quarterly Report on Form 10-QSB for the Quarter ended July 31, 2000, filed with the Commission on September 14, 2000.

       All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102 of Article 109, Title 7 of the Colorado Business Corporation Act provides the Company the power to indemnify any officer or director who was or is a party or is threatened to be made a party to any action or proceeding by reason of the fact that he is or was an officer or director of the Company, against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding, whether the action was instituted by a third party or arose by or in the right of the Company, if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.
Section 103 provides that to the extent that an officer or director of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by such officer or director in connection therewith.

         Article XIII of the Company's Amended Articles of Incorporation provides that, to the fullest extent permitted by the Colorado Business Corporation Act, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. Colorado law provides that this provision in the Company's Amended Articles of Incorporation shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of the law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended By-Laws provide for the indemnification of and advancement of expenses to directors, officers, employees, and agents to the fullest extent authorized or permitted by the Colorado Business Corporation Act.

         The Company has entered into indemnification agreements with each of its non-employee directors. Those agreements require the Company to indemnify such directors to the fullest extent permitted by Colorado law and to advance expenses in connection with certain claims against the directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.  Description
         -----------  -----------

            4         CREDO Petroleum Corporation 1997 Stock
                        Option Plan (incorporated by reference to
                        Exhibit 10(b) to the Company's Annual
                        Report on Form 10-K for the fiscal year
                        ended October 31, 1997, filed with the
                        Commission on January 29, 1998).
            5         Opinion and Consent of Davis Graham &
                        Stubbs LLP.
           23.1       Consent of Hein + Associates LLP.
           23.2       Consent of Davis Graham & Stubbs LLP is
                        contained in Exhibit 5.
           24         Power of Attorney (included as part of the
                        signature page of this Registration
                        Statement).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a) (3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 10th day of October 2000.

                              CREDO PETROLEUM CORPORATION

                              By:    /s/  James T. Huffman
                                   -------------------------
                                   James T. Huffman
                                   Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Huffman and John A. Alsko, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Date                  Signature                Title
----------        -----------------------  -------------------

October 10, 2000  /s/ James T. Huffman     Chairman of the Board,
                  -----------------------   President,
                  James T. Huffman          Treasurer

October 10, 2000  /s/ John A. Alsko        Vice President, Chief
                  -----------------------   Financial Officer
                  John A. Alsko            (Principal Financial
                                            and Accounting
                                            Officer)

October 10, 2000  /s/ William N. Beach     Director
                  -----------------------
                  William N. Beach

October 10, 2000  /s/ Clarence H. Brown    Director
                  -----------------------
                  Clarence H. Brown

October 10, 2000  /s/ Otto P. Butterly     Director
                  -----------------------
                  Otto P. Butterly

October 10, 2000  /s/ William F. Skewes    Director, Corporate
                  -----------------------   Secretary, General
                  William F. Skewes         Counsel


October 10, 2000  /s/ Richard B. Stevens   Director
                  -----------------------
                  Richard B. Stevens


                          EXHIBIT INDEX


     4         CREDO Petroleum Corporation 1997 Stock Option Plan
                (incorporated by reference to Exhibit 10(b) to
                 the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, filed with the Commission on January 29, 1998).
     5         Opinion and Consent of Davis Graham & Stubbs LLP.
    23.1       Consent of Hein + Associates LLP.
    23.2       Consent of Davis Graham & Stubbs LLP is contained
                 in Exhibit 5.
    24         Power of Attorney (included as part of the
                 signature page of this Registration Statement).